Exhibit 3(i).6

                    Certificate of the Powers, Designations,
                    Preferences and Relative, Participating,
                    Optional and Other Special Rights of the

                              SERIES C CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                                       OF

                          INTERNET COMMERCE CORPORATION

                       and the Qualifications, Limitations
                         or Restrictions Thereof, Which
                         Have Not Been Set Forth in the
                          Certificate of Incorporation
                          or in Any Amendment Thereto.

                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

         The undersigned, Dr. Geoffrey S. Carroll, President and Chief Executive Officer of INTERNET COMMERCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter "the Corporation"), DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent dated December 28, 1999, duly adopted the following resolution:

                  RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, the Board of Directors of the Corporation hereby creates a series of Preferred Stock of the Corporation to consist of 10,000 of the 5,000,000 shares of Preferred Stock, $.01 par value per share, which the Corporation now has authority to issue, and the Board of Directors of the Corporation hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock (in addition to the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

1. Designation and Number. The distinctive designation of the series shall be Series C Convertible Redeemable Preferred Stock (the "Series C Preferred"); the number of shares of Series C Preferred which the Corporation is authorized to issue shall be 10,000, which number may be increased (but not above the total number of authorized shares of

         Preferred stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation.

2. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meanings indicated.

         (a) The term "Junior Stock" means the Series A Convertible Redeemable Preferred Stock, par value $.01 per share, the Class A Common Stock, par value $.01 per share, (the "Common Stock), the Class B Common Stock, par value $.01 per share, and all those classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same may hereafter be amended) or of the instrument by which the Board of Directors of the Corporation, acting pursuant to authority granted in the Certificate of Incorporation (as the same may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be subordinate to the Series C Preferred with respect to the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

         (b) the term "Market Price per share of Common Stock" for any Trading Day means (i) the closing bid price for the Common Stock (as defined in Section 7(g) hereof) on such Trading Day as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if such prices are not so published by NASDAQ, the average of the high and low bid prices for the Common Stock on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose) or (ii), if the Common Stock is then listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock on such Trading Day as reported in the consolidated transaction reporting system for securities listed or traded on such exchange, or, in case no such reported sale takes place on such Trading Day, the reported closing bid price regular way for the Common Stock on such Trading Day on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

         (c) the term "Trading Day" shall mean any day on which trading takes place (i) in the over-the-counter market and prices reflecting such trading are published by NASDAQ, or (ii) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

3. Dividends. (a) The holders of the Series C Preferred shall be entitled to receive cumulative dividends at, but not exceeding, the rate of four percent (4%) per share per annum, payable annually on the first day of January in each year, commencing with the first day of January, 2001, in cash or duly authorized, fully paid and non-assessable shares of Common Stock. In calculating the number of shares of Common Stock to be paid as any dividend payable in shares of Common Stock, each share of Series C Preferred shall be deemed to have a value of $1,000 and each share of Common Stock to be paid as a dividend shall be deemed to have a value equal to the average of the Market

         Price per share of Common Stock for the ten (10) consecutive Trading Days ending two (2) days prior to the payment date of such dividend. Such dividends on the Series C Preferred shall accrue and be cumulative with respect to any shares issued on or after the date of the initial issuance of shares of Series C Preferred, so that the first dividend on shares of Series C Preferred, payable on the first day of January 1, 2001, shall be in an amount per share (computed to the nearest whole cent) determined by multiplying $40.00 by a fraction, the numerator of which is the number of days from the date of the initial issuance of shares of Series C Preferred to January 1, 2001, and the denominator of which is 366. Such dividends on the Series C Preferred shall accrue and be cumulative with respect to shares issued subsequent to January 1, 2001 from the dividend payment date next preceding the date on which such shares are issued. Dividends shall accrue and be cumulative on a day to day basis, whether or not earned or declared, on each share of Series C Preferred from the date on which dividends thereon are cumulative. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued in the payment of dividends. Any dividend distribution that would result in a holder of Series C Preferred being entitled to a fraction of a share of Common Stock (after aggregating all shares of Series C Preferred held by such holder) shall be payable in cash, with the amount of cash to be determined by multiplying such fraction by the Market Price per share of Common Stock on the Trading Day that is two (2) days prior to the payment date of such dividend.

         (b) So long as any Series C Preferred is outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Common Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, unless all dividends on Series C Preferred for all past quarterly dividend periods shall have been paid or declared.

4. Liquidation Preference. (a) The Series C Preferred shall be preferred as to assets over all other classes or series of preferred or special stock or series of Preferred Stock of the Corporation, whether currently existing or created hereafter so that, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series C Preferred shall be entitled to have set apart for them or to be paid out of the assets of the Corporation before any distribution is made to or set apart for the holders of any other class or series of preferred or special stock or series of Preferred Stock, upon such liquidation, dissolution or winding up, an amount in cash equal to, and in no event more than, $1000.00 per share of Series C Preferred plus a sum of money equal to all dividends accrued and unpaid thereon to the date that payment is made available to the holders of Series C Preferred. If, upon such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the holders of its stock shall be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series C Preferred, then all such assets of the Corporation shall be distributed ratably among the holders of Series C Preferred in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Corporation nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 4.

5. Voting Rights. (a) Except as otherwise required by law or provided herein, a holder of Series C Preferred shall be entitled (i) for each share of Class C Preferred held, to the number of votes per share equal to the number of whole shares of Common Stock into which each share of Series C Preferred is convertible as of the record date for the determination of stockholders entitled to vote, (ii) to vote on or consent to all matters upon which the holders of Common Stock are entitled to vote or consent, and (iii) to notice of any stockholders meeting in accordance with the By-laws of the Corporation. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Series C Preferred held by each holder) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise provided in the Certificate of Incorporation or as expressly required by law, the holders of Series C Preferred and the holders of Common Stock shall vote together as a single class on all matters presented to stockholders and not as separate classes.

         (b) The holders of Series C Preferred, voting as a class separately from the holders of other stock, shall be entitled, at each annual meeting of the stockholders or special meeting held in place thereof, to elect one director; provided , however, that if the total number of directors constituting the entire Board of Directors (exclusive of the director elected by the holders of Series C Preferred) increases to more than nine members, the holders of Series C Preferred, voting as a class as aforesaid, shall be similarly entitled to elect two (2) directors. Any director or directors elected by the holders of Series C Preferred pursuant to this Section 5(b) shall (i) serve until the next annual meeting of stockholders and until his or their respective successor or successors have been duly elected and qualified; and (ii) each have one vote and shall vote together with all other directors of the Corporation, and not as a separate class, on all matters that properly come before the Board of Directors.

6.       Redemption of the Series C Preferred.  (a) Subject to the provisions of
         Section 6(b) hereof, the Corporation, at its option, may (except as otherwise provided in Section 7 hereof) redeem, at any time after January 1, 2005, the whole or, from time to time thereafter, any part of the Series C Preferred at the redemption price of $1000.00 per share, plus an amount in cash equal to all dividends accrued but unpaid thereon to the date of redemption.

         (b) Not less than fifteen (15) days nor more than forty-five (45) days prior to the date fixed for any redemption of Series C Preferred, a notice specifying the time and place thereof and the redemption price shall be given by mail to the holders of record of the shares to be redeemed at their respective addresses as shown on the stock records of the Corporation. If less than all of the Series C Preferred then outstanding are being redeemed, the notice of redemption mailed to each holder of shares of Series C Preferred to be redeemed shall identify the shares of Series C Preferred held by such holder to be redeemed. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (i) to whom the Corporation has failed to mail such notice or (ii) whose notice was defective. An affidavit of the Secretary of the Corporation (or of a transfer agent for the Series C Preferred, if one has been appointed) that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The redemption notice shall also clearly state the date and time by which the holders of the Series C Preferred Stock must exercise any conversion rights under Section 7 hereof with respect to any shares being called for redemption.

         (c) From and after the date fixed in such notice and the date of redemption (unless default be made by the Corporation in providing moneys for the payment of the redemption price), all dividends on shares of Series C Preferred thereby called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive payment of the redemption price) shall cease.

         (d) If the Corporation shall, with respect to shares of Series C Preferred called for redemption, irrevocably deposit, in trust for the account of the holders of shares of Series C Preferred to be redeemed, a sum sufficient to redeem such shares upon surrender of certificates therefor, then such shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and such deposit has been made. In the event the holder of any such shares of Series C Preferred shall not, within three years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the Corporation, pay over to the Corporation such unclaimed amount. Any moneys so deposited by the Corporation which shall not be required for redemption because of the exercise of any right of conversion subsequent to the date of the deposit, and any interest accrued on any moneys so deposited, shall be repaid to the Corporation upon request.

         (e) From and after the date specified for redemption, the Corporation shall, at the place specified in the notice of redemption, upon presentation and surrender to the Corporation by the holder thereof of one or more certificates representing shares of Series C Preferred to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of the shares of such holder to be redeemed, together with, if the certificate(s) presented and surrendered by such holder represent a greater number of shares than the number of shares to be redeemed from such holder, one or more new certificates registered in the name of such holder and representing the shares of Series C Preferred not redeemed.

         (f) Shares of Series C Preferred redeemed pursuant to this Section 6 or converted pursuant to Section 7 hereof shall thereupon be deemed retired and shall resume the status of authorized but unissued shares of Preferred Stock (without serial designation) and may, subject to the provisions hereof, be reissued as shares of Series C Preferred or shares of any other series of Preferred Stock as determined by the Board of Directors of the Corporation.

         7.       Conversion.

         (a) Subject to the provisions of Section 6 hereof regarding redemption and to the terms and conditions of this Section 7, shares of Series C Preferred shall be convertible, at the option of the holder thereof (except that, in respect of any such shares which shall have been called for redemption, such option shall terminate at the close of business on the second full business day prior to the date fixed for redemption unless the Corporation shall default in the payment of the redemption price), into the number of whole shares (calculated to the nearest whole share with 5/10ths of a share being considered as nearer to the next higher whole share) of fully paid and nonassessable Common Stock at the then applicable conversion price fixed or determined pursuant to the provisions of
         Section 7(d) hereof, each share of Series C Preferred being taken at $1000.00 for the purpose of such conversion, by surrender of a certificate or certificates for shares of Series C Preferred so to be converted at the principal place of business of the Corporation to the attention of the Secretary (or at such other place or places, or to such other person's attention, as may be designated by the Corporation) at any time during usual business hours, together with written notice that the holder elects to convert all such shares of Series C Preferred, or a stated number of shares thereof, in accordance with the provisions of this Section 7. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued.

         (b) As promptly as practicable after exercise by any holder of such holder's option to convert any shares of Series C Preferred pursuant to the provisions of this Section 7, the Corporation shall deliver or cause to be delivered to or upon the written order of such holder one or more certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct, together with, if the certificate(s) surrendered evidence a greater number of shares than the number of shares to be converted, one or more certificates evidencing the shares of Series C Preferred not to be converted. Each such conversion shall be deemed to have been made immediately prior to the close of business on the day the option to convert is exercised, and all rights of the converting holder as a holder of the shares of Series C Preferred surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the shares of Common Stock issuable upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time.

         (c) If the last day for the exercise of the conversion option be, in the jurisdiction where the principal place of business of the Corporation (or other place designated by the Corporation as a place for conversion of shares of Series C Preferred) is located, a Saturday, Sunday or legal holiday, then such conversion option may be exercised, at the conversion price in effect on such last day, upon the next succeeding day not a Saturday, Sunday or legal holiday in such jurisdiction.

         (d) The conversion price for shares of Series C Preferred shall be $22.34 per share, provided that, if adjustment of the conversion price is required pursuant to Sections 7(d)(i) or 7(d)(ii) hereof, the conversion price shall be such adjusted price.

                  (i)      In case any of the following shall occur:

                                    (x) any  reclassification  or  change in the
                           outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                                    (y) any consolidation or merger to which the
                           Corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock); or

                                    (z)  any  sale  or   conveyance  to  another
                           corporation of the property of the Corporation as an entirety or substantially as an entirety, other than a sale/leaseback, mortgage or other similar financing transaction, then, in each such case, appropriate provision shall be made, effective as of the effective date of any such reclassification, change, consolidation, merger, sale or conveyance, as the case may be, whereby the holders of Series C
                           Preferred then outstanding shall have the right to convert such shares of Series C Preferred into the kind and amount of shares of stock, other securities or property, including cash, which would have been receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which would have been issuable upon conversion of the shares of Series C Preferred immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this Section 7(d)(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                  (ii) In case the Corporation shall at any time subdivide or combine the outstanding shares of Common Stock issuable upon conversion of the Series C Preferred, then, in each such case, the conversion price in effect immediately prior to such subdivision or combination shall, effective as of the effective date of such subdivision or combination, be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

         (e) Any determination as to whether an adjustment in the conversion price in effect hereunder is required pursuant to Sections 7(d)(i) or 7(d)(ii) hereof, or as to the amount of any such adjustment, if required, shall be final, binding and conclusive if made in good faith by the Board of Directors of the Corporation.

         (f)  Whenever  the  conversion  price is  adjusted  as provided in this
         Section 7, then, in each such case, the Corporation shall mail, or cause to be mailed, to the holders of Series C Preferred, of record not more than ten (10) days before the date of mailing, a notice in writing stating the adjusted conversion price then and thereafter effective under the provisions hereof, the method of calculating such adjusted conversion price shown in reasonable detail, and the facts on which such calculation is based. An affidavit of the

         Secretary of the Corporation (or of a transfer agent for the Series C Preferred, if one has been appointed) that any such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (g) As used in this Section 7, the term "Common Stock" shall mean and include the Corporation's Class A Common Stock authorized on the date of the original issue of shares of Series C Preferred and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         (h) No fractional shares of stock shall be issued upon the conversion of any Series C Preferred. If the number of shares of Common Stock issuable upon any such conversion would include a fraction of a share, such number shall be rounded up to the next whole number of shares of Common Stock.

         (i) Upon any conversion, no adjustment shall be made for dividends on the Series C Preferred surrendered for conversion or on the Common Stock delivered.

         (j) The Corporation will at all times reserve and keep available out of its authorized but unissued stock, solely for the purpose of issue upon conversion of the Series C Preferred, as provided in this Section 7, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such shares of Common Stock shall be duly and validly issued, fully paid and nonassessable.

         (k) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and lawfully issue fully paid and nonassessable shares of Common Stock at the conversion price as so adjusted.

         (l) The issuance of certificates for shares of Common Stock shall be made without charge for any tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the converted Series C Preferred, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due.

         (m) In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution on the Common Stock or any right, warrant or option to subscribe for or purchase any shares of Common Stock of any class or Convertible Securities, or (ii) any reclassification or
         recapitalization   of  the  capital  stock  of  the  Corporation,   any
         consolidation or merger of the Corporation with or into another corporation, any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred at least ten (10) days prior to the date specified in such notice, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, (B) the date on which any such reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, or winding up is expected to come effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up.

8. General. (a) If any other class or series of preferred or special stock or series of Preferred Stock, whether ranking prior to or on a parity with or junior to Series C Preferred as to dividends, shall be created, either by or pursuant to authority granted in the Certificate of Incorporation (as the same may hereafter be amended), nothing in this Certificate of Designations shall prevent the holders of any such other class or series of preferred or special stock or series of Preferred Stock from being given any powers, preferences and relative, participating, optional and other special rights authorized by law and the Certificate of Incorporation (as the same may hereafter be amended); provided, however, that Series C Preferred shall have priority and preference in liquidation over any other classes or series of preferred or special stock or series of Preferred Stock, whether existing currently or created hereafter, and shall have priority and preference over the Common Stock and any other classes or series of preferred or special stock or series of Preferred Stock created hereafter, but shall be pari passu with the Series A Convertible Redeemable Preferred Stock, with respect to the right to receive dividends.

         (b) The section headings contained in this Certificate of Designations are for reference purposes only and shall not affect in any way the meaning of this Certificate of Designations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         THE UNDERSIGNED President and Chief Executive Officer of Internet Commerce Corporation hereby makes this certificate, declaring and certifying that this is the duly authorized act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set his hand this 5th day of January, 2000.


                                   INTERNET COMMERCE CORPORATION


                                   By:   _______________________________
                                         Dr. Geoffrey S. Carroll
                                         President and Chief Executive Officer

ATTEST:


By:      ___________________________
         Walter M. Psztur